Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Naqi Logix Inc.

Vancouver, British Columbia

We consent to the use in this Annual Report Pursuant to Regulation A of the Securities Act of 1933, Form 1-K, of our report dated October 9, 2026, relating to the consolidated financial statements of Naqi Logix Inc. (the “Company”) for the years ended June 30, 2026 and 2025, appearing in the Form 1-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ DMCL LLP

DMCL LLP

Vancouver, British Columbia

October 9, 2026